Exhibit 99.1
NOMINATION AND COOPERATION AGREEMENT
    This Nomination and Cooperation Agreement (the “Agreement”), dated February 14, 2022 (the “Effective Date”), is by and among Insight Enterprises, Inc. (the “Company”) and the persons and entities listed on Schedule A (collectively, the “ValueAct Group,” and individually a “member” of the ValueAct Group and, together with the Company, the “Parties,” and each a “Party”).
    WHEREAS, the ValueAct Group currently beneficially owns 3,324,835 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”); and
    WHEREAS, the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) and the Company’s Board of Directors (the “Board”) have considered the qualifications of Mr. Alexander L. Baum (the “ValueAct Designee”) and conducted such interviews and other reviews and assessments as they have deemed appropriate;
    NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
1.Board Nomination.
(a)    The Company will take the necessary action to add the ValueAct Designee to the Board, with such appointment to take effect no later than three business days following execution of this Agreement, by increasing the size of the Board and filling the vacancy thereby created with the ValueAct Designee.

(b)     The Company agrees to include the ValueAct Designee in its slate of nominees for election as directors of the Company at the Company’s 2022 annual meeting of stockholders and, in connection therewith, the Company shall list the ValueAct Designee in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and recommend that the Company’s stockholders vote in favor of the election of the ValueAct Designee and otherwise support the ValueAct Designee in a manner no less rigorous and favorable in the aggregate than the manner in which the Company supports its other nominees.
(c)    As a condition to the ValueAct Designee’s appointment to the Board and nomination for election as a director of the Company at the Company’s 2022 annual meeting of stockholders, the ValueAct Group shall, and shall cause the ValueAct Designee to, promptly provide to the Company information required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, and information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and such other information as reasonably requested by the Company from time to time, including such information as is necessary or appropriate for the Company or its agents to perform a background check in the manner generally performed for non-management directors of the Company, including an executed consent to such background check.
(d)    The ValueAct Group agrees that at all times while the ValueAct Designee is serving as a member of the Board he will (i) meet all director independence and other standards of the Company, of applicable stock exchange listing standards, and of the Securities and Exchange Commission (“SEC”), and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, including Rule 10a-3; and (ii) be qualified to serve as a director under the Delaware General Corporation Law (the “DGCL”). The ValueAct Group will, and will cause the ValueAct Designee to, promptly advise the Nominating and Governance Committee if he ceases to satisfy any of the conditions in the preceding sentence.
(e)    At all times while the ValueAct Designee serves as a member of the Board, the ValueAct Group shall cause the ValueAct Designee to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s codes of ethics and conduct, insider trading policy, anti-hedging policies, Regulation FD-related policies, conflict of interest policies, corporate governance guidelines and other compliance policies that are generally applicable to all Board members (the “Company Policies”) and, subject to the terms of the Confidentiality Agreement, preserve the confidentiality of Company business, deliberations and information, including materials, discussions or matters considered in connection with meetings of the Board or Board committees. The Company represents and warrants that the applicable Company Policies currently in effect are publicly available on the Company’s website or have been provided to the ValueAct Designee, the ValueAct Group, or its counsel (other than policies that are trade, compliance or business related policies that are otherwise applicable to all directors).
(f)    The Company’s obligations hereunder shall terminate, and the ValueAct Designee shall promptly offer to resign from the Board (and, if requested by the Company, promptly deliver his written resignation to the Board (which shall provide for his immediate resignation) it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation) if (i) members of the ValueAct Group, collectively, cease to beneficially own at least 5.0% of the Company’s outstanding Common Stock, (ii) the ValueAct Designee ceases to be an employee or partner of the ValueAct Group, or (iii) there has been a judicial determination that the ValueAct Group has materially breached any of the terms of this Agreement (including materially breaching or ceasing to satisfy the conditions set forth in clauses 1(c), 1(d) or 1(e) above) or Mr. Baum for the ValueAct Group has breached the terms of the Confidentiality Agreement, and in any case has failed to cure any such breach (if curable) within twenty (20) days of receipt of written notice from the Company of such determination, (each, a “Triggering Event”). The ValueAct Group agrees to cause the ValueAct Designee to resign from the Board if the ValueAct Designee fails to resign if and when requested pursuant to this clause (f), represents and warrants that it has the power to cause such resignation and that the ValueAct Designee has agreed to resign (and that he would not be entitled to continued board service) in such circumstances and further agrees that the Board may treat the ValueAct Designee as not validly on the Board in the event a Triggering Event has occurred, including where the ValueAct Designee fails to resign or the ValueAct Group fails to cause his resignation in accordance with this clause (f). The ValueAct Group will apprise the Company promptly upon the occurrence of any known Triggering Event.
(h) Without limiting the applicability of clause (e) above or the Company’s application of such items to the ValueAct Designee, until the earlier of (i) the occurrence of a Triggering Event or (ii) expiration of the Covered Period, the Company will not alter its Restated Certificate of Incorporation (the “Articles of Incorporation”) or Amended and Restated Bylaws or alter or adopt any of the Company’s policies, procedures, processes, codes, rules, standards and guidelines in any manner which woulddisqualify the ValueAct Designee from serving as a member of the Board or would materially interfere with his ability to participate in Board matters (other than adopting any retirement age, overboarding policy or similar policy of general applicability to all directors that is consistent with the policies of at least 25% of the S&P 500, Institutional Shareholder Services or Glass Lewis and is not intended to disqualify the ValueAct Designee specifically). Other than in situations involving conflicts of interests or recusal of the ValueAct Designee, the Board will not utilize committees of the Board for the purpose of discriminating against the ValueAct Designee, and the ValueAct Designee will, while a member of the Board, have access to Board committee materials and shall be entitled to notice of, and to attend and participate in, Board committee meetings to the same extent as the other members of the Board (it being understood that the Board remains free to determine committee membership as it sees fit).
2.Standstill.
(a)    Each member of the ValueAct Group agrees that during the Covered Period, unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including the ValueAct Designee, it shall not, and shall cause each of its controlling and controlled Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) (including for the avoidance of doubt any of its directors, officers, partners (other than limited partners) and personnel) (collectively and individually, the “ValueAct Affiliates”; provided that no portfolio company of the ValueAct Group shall be deemed a “ValueAct Affiliate” so long as such portfolio company (i) has not discussed the Company or its business with the ValueAct Group or the ValueAct Designee, (ii) has not received from the ValueAct Group or the ValueAct Designee information concerning the Company or its business, and (iii) is not acting at the request of, in coordination with or on behalf of the ValueAct Group or the ValueAct Designee), not to, directly or indirectly (including without limitation through its advisors, agents, representatives or third parties), in any manner, alone or in concert with others:
(i)     (A) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, knowingly encourage or knowingly influence any person with respect to the voting of any securities of the Company including for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting, (B) make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) or disclose to Third Parties its voting intentions or votes as to matters submitted to a stockholder vote, or (C) initiate, encourage or participate in any “withhold” or similar campaign, directly or indirectly;

(ii)    (A) form, join, knowingly encourage, knowingly influence, advise or in any way participate in any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) or other group of investors with any persons who are not ValueAct Affiliates with respect to the Company or its securities or (B) agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

(iii)    acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person,by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in the ValueAct Group (together with ValueAct’s Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in more than 15.0% in the aggregate of the shares of Common Stock outstanding at such time without prior board approval; provided that nothing herein will require Common Stock to be sold to the extent the ValueAct Group and ValueAct’s Affiliates, collectively, exceeds the ownership limit under this paragraph as the result of a share repurchase or similar Company actions that reduces the number of outstanding shares of Common stock;

(iv)    other than in open market broker sale transactions or in underwritten public offerings, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by the ValueAct Group or any Affiliate of ValueAct to any person or entity not a party to this Agreement, member of the Board, or officer of the Company, or a ValueAct Affiliate, (a “Third Party”) that would result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time, except in a transaction approved by the Board;

(v)     engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including, without limitation, any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the Company’s securities;

(vi)    (A) call or seek to call any meeting of stockholders, including by written consent, (B) seek representation on, or nominate any candidate to, the Board, except as set forth herein, (C) seek the removal of any member of the Board or management, (D) solicit consents from stockholders or otherwise act or seek to act by written consent, (E) conduct a referendum of stockholders, (F) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise; or (G) institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement against the Company;

(vii)    knowingly take any action in support of a proposal or make any proposal or request that constitutes: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any change in the capitalization, stock repurchase programs and practices, capital or asset allocation programs and practices or dividend policy of the Company or sale, spinoff, splitoff or other similar separation of one or more business units, (C) any other change in the Company’s management, business or corporate structure, (D) seeking to have the

Company waive or make amendments or modifications to the Articles of Incorporation or Restated Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(viii)    make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(ix)    initiate any discussions with or enter into any negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;

(x) other than with respect to the ValueAct Designee as not prohibited under (and in accordance with) the Company Policies or any other member of the ValueAct Group with prior approval by the Chief Executive Officer or Chief Financial Officer, initiate discussions with any employee of the Company other than the Chief Executive Officer, the Chief Financial Officer and the General Counsel as set forth in the proviso set forth below regarding permitted private communications; or

(xi)    request, directly or indirectly, any amendment or waiver of the foregoing other than through private, non-public requests that are not intended to, and would not reasonably be expected to, require any public disclosure.

The foregoing provisions of this Section 2(a) shall not be deemed to prohibit the ValueAct Group (or the ValueAct Designee) from communicating privately with the Company’s Chief Executive Offer, Chief Financial Officer, General Counsel, Head of Investor Relations, the Chairman and Lead Independent Director of the Board or the ValueAct Designee so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.

(b)    During the Covered Period, each member of the ValueAct Group shall (i) cause all shares of Common Stock beneficially owned, directly or indirectly, by it, or by any of ValueAct’s Affiliates, to be present for quorum purposes and to be voted, at the Company’s Annual and Special Stockholder Meetings and at any adjournments or postponements thereof, and (ii) vote in favor of all directors nominated by the Board for election at any such meeting (including the ValueAct Designee as applicable), in accordance with the Board’s recommendations with respect to management-sponsored proposals that relate to auditor ratification, an advisory vote on executive compensation, or the approval of equity plans, against any directors not nominated and recommended for election by the Board and against stockholder proposals seeking the removal of any member of the Board.

(c)    Nothing in this Agreement shall limit deliberations that may be had by the ValueAct Designee with the Board acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company (it being understood and agreed that the ValueAct

Group and the ValueAct Affiliates shall not seek to do indirectly through the ValueAct Designee anything that would be prohibited if done by the ValueAct Group or the ValueAct Affiliates).

For purposes of this Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

3.Representations of the Company and the ValueAct Group.
(a)    Representations of the Company. The Company represents and warrants as follows: (i) The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (A) any law, rule, regulation, order, judgment or decree applicable to the Company, or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
(b)    Representations of the ValueAct Group. The ValueAct Group, jointly and severally, represent and warrant as follows: (i) the ValueAct Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly authorized, executed and delivered by the ValueAct Group, constitutes a valid and binding obligation and agreement of the ValueAct Group and is enforceable against the ValueAct Group in accordance with its terms; (iii) the execution of this Agreement by ValueAct Group does not and will not violate or conflict with (A) any law, rule, regulation, order, judgment or decree applicable to the ValueAct Group, or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contrat, commitment, understanding or arrangement to which such member is a party or by which it is bound; (iv) the entities listed on Schedule A constitute all of the Affiliates of the ValueAct Group that directly or indirectly own Company securities or otherwise have beneficial ownership or voting or investment discretion or authority with respect to the Company; (v) the ValueAct Group, together with its Affiliates, beneficially owns, directly or indirectly, an aggregate of 3,324,835 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by the ValueAct Group and its Affiliates); and (vi) the ValueAct Designee (A) is “independent” under applicable stock exchange listing standards and Rule 10A-3 of the Exchange Act and the Company’s categorical independence criteria and (B) is not an “interested person” as defined in the Investment Company Act of 1940, as amended, of the ValueAct Group or its Affiliates.

4.Mutual Non-Disparagement.

(a)    From the Effective Date and continuing until the later of (i) the expiration of the Covered Period and (ii) the date on which the ValueAct Designee ceases to be a member of the Board, the ValueAct Group agrees that neither it nor any of its controlled or controlling ValueAct Affiliates or Associates or ValueAct Representatives will, and it will cause each of its controlled or controlling Affiliates and Associates and ValueAct Representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, knowingly encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise (including, without limitation, in a television, radio, internet, newspaper or magazine interview), (i) that might be construed to be inconsistent with this Agreement or the Press Release or derogatory toward the Company, its Affiliates, its subsidiaries and its or their business or any of its or their directors (including any current, future or former director of the Company or any of its subsidiaries regarding such individuals serving in their capacity with the Company or the Company’s subsidiary), officers (including any current, future or former officer of the Company or any of its subsidiaries regarding such individuals serving in their capacity with the Company or the Company’s subsidiary) or employees (collectively, the “Company Representatives”), or (ii) to malign, harm, disparage, defame or damage the reputation or good name of the Company, any Company Representative or the Company’s business.
(b)    From the Effective Date and continuinguntil the later of (i) the expiration of the Covered Period and (ii) the date on which the ValueAct Designee ceases to be a member of the Board, the Company agrees that neither it nor any of its controlled or controlling Affiliates or Associates or Company Representatives will, and it will cause each of its controlled or controlling Affiliates and Associates and Company Representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, knowingly encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise (including, without limitation, in a television, radio, internet, newspaper or magazine interview), (i) that might be construed to be inconsistent with this Agreement or the Press Release or derogatory toward the ValueAct Group or any of its subsidiaries or Affiliates, its or their business or any of its or their directors, partners (other than partners that are solely limited partners), members or managers (including any current, future or former director, partner, member or manager of the ValueAct Group or any of its subsidiaries regarding such individuals serving in their capacity with the ValueAct Group or its subsidiaries), officers (including any current, future or former officer of the ValueAct Group or any of its subsidiaries regarding such individuals serving in their capacity with the ValueAct Group or its subsidiaries), or employees (collectively, the “ValueAct Representatives”), or (ii) to malign, harm, disparage, defame or damage the reputation or good name of the ValueAct Group, any ValueAct Representative or the ValueAct Group’s business.
(c)    Nothing in this Agreement shall prohibit any Party from (i) communicating, on a confidential basis, with attorneys, accountants, or financial advisors; (ii) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over the ValueAct Group or the Company or any of its subsidiaries, as the case may be (so long as such action does not arise as a result of or would otherwise constitute a breach of this Agreement); (iii) complying with any subpoena or other applicable legal process; or (iv) enforcing such Party’s rights under this Agreement; provided, however, that in the event that disclosure of a disclosing Party’s confidential information is required pursuant to clauses (ii) or (iii) above, the recipient Party shall provide prompt prior written notice thereof to the disclosing Party to enable the disclosing Party to seek a protective order or otherwise prevent the disclosure or, in the disclosing Party’s sole discretion, waive compliance with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or that the disclosing Party does not waive compliance with the terms of this Agreement, the recipient Party will furnish only the portion of the confidential information which recipient Party is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the confidential information.
5.Termination.
(a)This Agreement is effective as of the date hereof and shall remain in full force and effect for the period (the “Covered Period”) commencing on the date hereof and ending on the date that is the earlier of (A) one year after the Effective Date (which date shall be extended through the date of the Company’s 2023 annual meeting of stockholders as long as the ValueAct Designee has been re-nominated by the Company, and the ValueAct Designee accepts the re-nomination, for election to serve as a director of the Company at the 2023 annual meeting of stockholders) and (B) the election to terminate this Agreement by the non-breaching Party, upon a final judicial determination that the ValueAct Group or the Company has materially breached any of the terms of this Agreement or the Confidentiality Agreement and has failed to cure any such breach within twenty (20) days of receipt of written notice of such determination.
(b)The provisions of Section 2, Section 4, this Section 5, Section 7 through Section 15 of this Agreement (and, for the avoidance of doubt, the Confidentiality Agreement in accordance with the terms set forth therein) shall survive the termination of this Agreement. No termination pursuant to Section 5(a) shall relieve any Party hereto from liability for any breach of this Agreement prior to such termination.
6.Public Announcement and SEC Filing.
(a)    The Company shall file promptly a Form 8-K reporting the ValueAct Designee’s appointment to the Board and appending or incorporating by reference this Agreement as an exhibit thereto.
(b)    The ValueAct Group shall promptly, but in no case prior to the date of the filing of the Form 8-K by the Company pursuant to Section 6(a) hereof, file an amendment to its Schedule 13D with respect to the Company filed with the SEC on May 17, 2021, and as amended on June 8, 2021 and July 20, 2021 (the “ValueAct Schedule 13D”) reporting the entry into this Agreement and amending applicable items to conform to its obligations hereunder.

(c)    The Company shall promptly issue a press release (the “Press Release”) (in the form attached as Exhibit A) disclosing its entry into this Agreement.

7.Confidentiality Agreement. The Company and the ValueAct Group confirm they have entered into a confidentiality agreement (the “Confidentiality Agreement”) with respect to certain matters.
8.Miscellaneous. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages.

Accordingly, the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, in addition to any other remedies at law or in equity, and each Party agrees it will not take any action, directly or indirectly, in opposition to another Party seeking relief. Each of the Parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other Party seeks to enforce the terms by way of equitable relief. Furthermore, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action arising out of this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the Parties irrevocably waives the right to trial by jury, and (d) each of the Parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such Parties’ principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
9.Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the Party incurring such fees, costs or expenses.
10.Entire Agreement; Amendment. This Agreement and the Confidentiality Agreement contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the Parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
11.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this subsection, or (b) if given by email, when such email is transmitted to the email address set forth below and the appropriate confirmation is received:

if to the Company, to:	Insight Enterprises, Inc. 6820 South Harl Avenue Tempe, AZ 85283 Attention: General Counsel Email: sam.cowley@insight.com
if to the ValueAct Group, to:	ValueAct Capital Management, L.P. One Letterman Drive Building D, Fourth Floor San Francisco, CA 94129 Attention: General Counsel Facsimile: (415) 362-5727 Email: legal@valueact.com

12.Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
13.Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the Parties, notwithstanding that not all Parties are signatories to the same counterpart.
14.No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the Parties hereto and is not binding upon or enforceable by any other persons. No Party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party.
15.Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the Parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

    IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.
INSIGHT ENTERPRISES, INC.

By:_/s/ Timothy A. Crown__________
    Name: Timothy A. Crown
    Title: Chairman of the Board

VA Partners I, LLC

By:_/s/ Jason Breeding________________
    Name: Jason Breeding
    Title: General Counsel

ValueAct Capital Management, L.P., by ValueAct Capital Management, LLC, its General Partner

By:_/s/ Jason Breeding______________
Name: Jason Breeding
Title: General Counsel

ValueAct Capital Master Fund, L.P., by VA Partners I, LLC, its General Partner

By:_/s/ Jason Breeding_______________
Name: Jason Breeding
Title: General Counsel

ValueAct Capital Management, LLC

By:_/s/ Jason Breeding_________________
Name: Jason Breeding
Title: General Counsel

ValueAct Holdings, L.P., by ValueAct Holdings GP, LLC, its General Partner

By:_/s/ Jason Breeding_________________
Name: Jason Breeding
Title: General Counsel

[Signature Page to Nomination and Cooperation Agreement]

ValueAct Holdings II, L.P., by ValueAct Holdings GP, LLC, its General Partner

By:__/s/ Jason Breeding________________
Name: Jason Breeding
Title: General Counsel

ValueAct Holdings GP, LLC

By:_/s/ Jason Breeding_________________
Name: Jason Breeding
Title: General Counsel

    [Signature Page to Nomination and Cooperation Agreement]

SCHEDULE A
VA Partners I, LLC
ValueAct Capital Management, L.P.
ValueAct Capital Master Fund, L.P.
ValueAct Capital Management, LLC
ValueAct Holdings, L.P.
ValueAct Holdings II, L.P.
ValueAct Holdings GP, LLC

Exhibit A – Form of Press Release